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                               SHARE PURCHASE AGREEMENT

To: Dynacraft Golf Products, Inc.
    98 James Street
    Newark, Ohio 43055
    (800) 321-4833

    Please deposit INTO "HUNTINGTON NATIONAL BANK, ESCROW ACCOUNT
NO.________________ " the attached payment. Upon release of the impound condition, issue shares of Dynacraft Golf Products, Inc.'s Common Stock in the amount(s) and name(s) shown below. My signature acknowledges that I have received the Prospectus by which the shares are offered.

Signature:
          --------------------------   -----------------------------
                                       Date
Enclosed is payment for _____ (minimum 100) shares, at $5.00 per share, totaling $______________.

PLEASE MAKE CHECK PAYABLE TO: HUNTINGTON NATIONAL BANK, ESCROW ACCOUNT
NO.
   ------------

    The only role of Huntington National Bank (the "Bank") in this offering is that of Impound Agent. The Bank has not reviewed the Prospectus or any of the offering materials and makes no representation at all as to the nature of this offering or whether it complies with any applicable state or federal laws, rules or regulations. The Bank does not represent your interests. Its duties are limited to those in the Impound Agreement (which you may request from Dynacraft.).

VISA          MASTERCARD
     ----                ----

Number:                       Expiration Date:            Signature:
       ----------------------                 --------              ----------

Register the shares in the following name(s) and amount(s):

    Name(s)                            Number of shares
           --------------------------                  ----------------

As (check one):    Individual          Joint Tenants       Trust
                             --------               ----        ---

                   Tenants in Common   Corporation            Other
                                    --            -------          -------

For the person(s) who will be registered shareowner(s):

    Mailing Address:
                    ------------------------------------------------------

    City, State & Zip Code:
                           -----------------------------------------------

    Telephone Number:   Business:  (       )     Home:  (       )
                     -----------------------------------------------------

    Social Security or Taxpayer ID Number:
                                          --------------------------------

   (PLEASE ATTACH ANY SPECIAL MAILING INSTRUCTIONS OTHER THAN SHOWN ABOVE.)
        NO SHARE PURCHASE AGREEMENT IS EFFECTIVE UNTIL ACCEPTANCE
(YOU WILL BE MAILED A SIGNED AND NUMBERED COPY OF THIS AGREEMENT TO RETAIN FOR YOUR RECORDS.)

Share Purchase Agreement accepted by Dynacraft Golf Products, Inc. and its undersigned sales representative:

-------------------------------------------            ------------------
Howard Van Huffel, Credit Manager                      Date